Exhibit 10.3

Amended as of April 25, 2011

CAMBRIDGE BANCORP

DIRECTOR STOCK PLAN

Section 1.Purpose

The purpose of the Cambridge Bancorp Director Stock Plan (the “Plan”) is to provide for the issuance to the non-employee directors of Cambridge Bancorp (the “Company”) of their annual retainer fee in the form of Common Stock, $1.00 par value, of the Company (the “Common Stock” or the “Stock”) and thereby permit them to participate in the long-term growth of the Company.

Section 2.Administration

Issuance of Stock under the Plan shall be automatic as provided in Section 5. All questions of interpretation of the Plan shall be determined by the Compensation Committee of the Board of Directors of the Company (the “Board”) or by another committee of not less than two members of the Board appointed by the Board to administer the Plan (the “Committee”), provided that the Committee shall have no discretion with respect to the recipients of Stock hereunder or the timing of Stock issuance. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable and to interpret the provisions of the Plan. The Committee’s decisions shall be final and binding.

Section 3.Eligibility

All non-employee directors of the Company other than honorary directors shall receive Stock under the Plan.

Section 4.Stock Available under Plan

Subject to adjustment as follows, up to 120,000 shares of Common Stock may be issued under the Plan. In the event that the Committee determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of the number and kind of shares which may be granted under the Plan, provided that the number of shares shall always be a whole number.

Section 5.Grant of Stock

Each non-employee director whose term in office continues after the date of the annual meeting of stockholders in each year shall receive Stock in lieu of cash in payment of the annual retainer fee for that year. The number of shares of stock issuable to a director in lieu of the annual retainer fee will equal the whole number of shares determined by dividing the annual retainer fee by the fair market value of a share of Common Stock as determined by the Board of

Directors as of the date of such annual meeting (the “Issue Date”). Fractional shares will be disregarded. Such Stock will be issued as of the Issue Date. Any additional fees to which the director may be entitled, such as additional fees for committee meetings, will not be affected by the issuance of Stock in lieu of the annual retainer fee.

Section 6.Restrictions on Stock

(a)Transfer Restriction. Unless otherwise agreed to by the Board, Stock acquired under this Plan may not be sold, exchanged, given, pledged, encumbered, alienated, attached, or otherwise disposed of or transferred until the director ceases to be eligible to participate in the Plan under Section 3, or until the fifth anniversary of the Issue Date if earlier.

(b)Right of First Refusal.

(i)Notwithstanding the lapse of the restriction under Section 6(a) but subject to the exceptions stated below, no Stock issued under the Plan may be sold, exchanged, given, pledged, encumbered, alienated, attached, or otherwise disposed of or transferred without the director first offering the Company a right of first refusal to purchase such shares at the same price and otherwise on the same terms as the director has been offered by a prospective buyer making a good faith offer; provided that the Company shall have the right to purchase such shares for cash irrespective of the form of consideration offered by such prospective buyer. If the Company declines or fails to exercise its right of first refusal, the Trustees of the Cambridge Bancorp Employee Stock Ownership Plan (“ESOP”) shall have a right of first refusal on the same terms. The right of first refusal shall lapse if not exercised within fourteen days after receipt by the Company and the Trustees of written notice that the director has received a bona fide offer from a third party to purchase the Stock; provided that the Company and the Trustees shall again have a right of first refusal to purchase such shares if the director does not sell them to the person and on the terms described in the director’s original notice within ninety days after such original notice.

(ii)The right of first refusal shall not apply (A) after the death of the director to whom the Stock was first issued, (B) at any time when the Company is subject with respect to the Stock to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or (C) with respect to a gift or similar transfer of Stock to a member of the director’s immediate family or in trust for the benefit of the director or a member of his immediate family, provided that the transferee shall take the Stock subject to the right of first refusal with respect to subsequent transfers.

(c)Compliance with Securities Laws.  It shall be a condition of sale of any shares of Common Stock acquired under the Plan that the Company may, in its discretion, require (i) that the shares of Common Stock shall have been duly listed, upon official notice of issuance, upon any national securities exchange on which the Company’s Common Stock may then be listed, (ii) that either (A) a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be in effect, or (B) in the opinion of counsel for the Company the proposed sale shall be exempt from registration under said Act and the director shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (iii) that such other steps, if any, as counsel for the Company shall deem necessary to comply with any law, rule or regulation applicable to the sale of such shares shall have been taken by the Company or the director, or both.

(d)Stock Legend.  The certificates representing the shares issued under this Plan may contain such legends as counsel for the Company shall deem necessary to reflect the restrictions imposed under this section or to comply with any applicable law, rule or regulation.

(e)Rights as Stockholder.  Except for the restrictions imposed by this section, the director as owner of the Stock will have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Stock and the right to vote such Stock.

Section 7.Miscellaneous

(a)Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

(b)Governing Law.  The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Massachusetts.

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